UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on May 15, 2019, CenturyLink, Inc. (“CenturyLink” or the “Company”) commenced its consent solicitations (the “Consent Solicitations”) with respect to (i) the 7.750% Notes due 2031 (the “2031 Notes”) issued by Qwest Capital Funding, Inc., a Colorado corporation and an indirect, wholly-owned finance subsidiary of the Company (“QCF”), (ii) QCF’s 6.875% Notes due 2028 (the “2028 Notes”), (iii) CenturyLink’s 7.600% Series P Notes due 2039 (the “2039 Notes”) and (iv) CenturyLink’s 7.650% Series U Notes due 2042 (the “2042 Notes” and, together with the 2028 Notes, the 2031 Notes and the 2039 Notes, the “Notes”). The Consent Solicitations were seeking consents from the holders of such series of Notes to amend certain provisions (the “Proposed Amendments”) of the applicable indentures of QCF and CenturyLink under which the applicable series of Notes were issued (each, an “Indenture” and, collectively, the “Indentures”).

As of midnight, New York City time, at the end of June 12, 2019 (such date and time, the “Expiration Date”), CenturyLink’s previously announced cash tender offers (the “Tender Offers”) and Consent Solicitations expired.

According to information received from Global Bondholder Services Corporation, the tender agent and information agent for the Tender Offers, the table below sets forth the approximate aggregate principal amount of each series of Notes that were validly tendered (with required consents, that were validly delivered) and not validly withdrawn (or consent revoked) on or prior to the Expiration Date.

Title of Notes	Aggregate Principal Amount of Notes Tendered and Not Withdrawn as of the Expiration Date	Aggregate Principal Amount of Notes Accepted for Purchase in Tender Offers
2031 Notes	$99,462,000	$99,462,000
2028 Notes	$166,592,000	$166,592,000
2039 Notes	$188,892,000	$188,892,000
2042 Notes	$122,802,000	$122,802,000

As of May 29, 2019, the Company had received consents from holders representing approximately 59.73% of the aggregate principal amount outstanding of the 2028 Notes, a sufficient number of consents to effect the proposed amendments to the Indenture governing the 2028 Notes. As a result, as previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 31, 2019, CenturyLink and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture governing the 2028 Notes, executed a supplemental indenture, effective May 31, 2019, to, among other things, eliminate substantially all of the restrictive covenants and certain events of default under the Indenture governing the 2028 Notes and to modify certain notice requirements for redemption of the 2028 Notes (the “QCF Supplemental Indenture”). The foregoing description of the QCF Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the QCF Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

As of the Expiration Date, CenturyLink did not receive the requisite consents with respect to the 2031 Notes, the 2039 Notes or the 2042 Notes.

Item 8.01	Other Events.

On June 13, 2019, the Company issued a press release announcing the expiration of its previously announced cash tender offers and consent solicitations, which supplements the information included in the Company’s press release issued May 30, 2019 announcing the early tender results. Copies of these press releases are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

4.1*	Third Supplemental Indenture, dated May 31, 2019, by and among, Qwest Capital Funding, Inc. Qwest Communications international Inc. and Bank of New York Mellon Trust Company, N.A., as trustee, amending certain terms with respect to Qwest Capital Funding, Inc.’s 6.875% Notes due 2028 (incorporated by reference to Exhibit 4.1 to CenturyLink’s Current Report on Form 8-K (File No. 001-07784) filed with the SEC on May 31, 2019).

99.1*	Press Release dated May 30, 2019 announcing the Company’s early tender results (incorporated by reference to Exhibit 99.1 to CenturyLink’s Current Report on Form 8-K (File No. 001-07784) filed with the SEC on May 31, 2019).

99.2	Press Release dated June 13, 2019 announcing the expiration of cash tender offers and consent solicitations.

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: June 13, 2019